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                                                                    EXHIBIT 23.3


                                  CONSENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 27, 2001, included in BB&T Corporation's Form 8-K dated April 27, 2001, and to all references to our firm included in this registration statement. Our report dated January 26, 2001, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.


                                                   /s/ ARTHUR ANDERSEN LLP



Charlotte, North Carolina
June 28, 2001